CONFIDENTIAL

JOINT VENTURE AGREEMENT

OF

BLOCK 83 & 84 PROJECT, JV

JOINT VENTURE AGREEMENT

OF

BLOCK 83 & 84 PROJECT, JV

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON ANY OPINION OF COUNSEL SATISFACTORY TO THE MANAGING VENTURER OF THIS JOINT VENTURE THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE MANAGING VENTURER OF THIS JOINT VENTURE OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE MANAGING VENTURER OF THIS JOINT VENTURE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF THESE SECURITIES IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS JOINT VENTURE AGREEMENT.

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this "Agreement") is entered into and made effective as to each Venturer on the date recorded next to the signature of each such Venturer on the signature page hereof, and with **TRIUS ENERGY, LLC**, a Texas limited liability company (the "Original Joint Venturer" and also known herein as the "Managing Venturer"), and the other parties signatory to this Agreement (each an "Additional Joint Venturer"). This Agreement, along with those certain Confidential Information Statement, Private Placement Memorandum and Subscription Agreement dated of even date herewith and incorporated herein by reference, are known herein as the "Subscription Documents." The Managing Venturer, Original Joint Venturer and the Additional Joint Venturers collectively are herein referred to as the "Venturers" and sometimes individually as a "Venturer." The joint venture formed hereby is referred to herein as the "Venture."

FOR AND IN CONSIDERATION OF the mutual covenants, agreements, rights, and obligations herein contained, the benefits derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which each Venturer recognizes and acknowledges, the Venturers hereby form and create the Venture for the purpose and upon the terms, provisions, and conditions as hereinafter set forth:

ARTICLE I.
NAME AND PLACE OF BUSINESS

1.1 Name. The name of the Venture shall be Block 83 & 84 Project, JV. The activities and business of the Venture shall be conducted solely under said name, and said name shall be used at all times in connection with the Venture affairs. No business of the Venture shall ever be conducted in the name of any of the Venturers, individually. The Venturers shall execute all assumed or fictitious name certificates required by law to be filed in connection with the formation and operation of the Venture.

1.2 Place of Business. The principal place of business of the Venture shall be at the Property defined in Paragraph 2.2(a) below.

1.3 Address. The mailing address of the Venture shall be 11615 Angus Road, Suite 211, Austin, Texas 78759.

ARTICLE II.
PURPOSE OF THE VENTURE

2.1 Limited Purpose. The Venturers hereby form a Venture for the limited purposes set forth in Paragraph 2.2 below. Except as expressly provided herein to the contrary, the rights and obligations of the Venturers and the administration and termination of the Venture shall be governed by the Texas Business Organizations Code. The Venture shall be a partnership only for the purposes specified below and this Agreement shall not be deemed to create a general partnership among the Venturers with respect to any activities whatsoever other than

the activities within the business purposes of the Venture as specified below. None of the Venturers shall have any power to bind either the Venture or any other Venturer except as specifically provided in this Agreement. Neither the Venture nor any Venturer shall be responsible or liable for any indebtedness or obligation incurred by any other Venturer, whether before or after the execution of this Agreement, except (1) as to those joint responsibilities, indebtedness or obligations incurred or assumed by the terms of this Agreement, or (2) as evidenced by separate written agreement. Each Venturer agrees to indemnify and hold the other Venturers, and the Venture, harmless from any such obligations or indebtedness for which they are not responsible. The obligations of the Venturers under this Agreement shall in every case be several and shall not be, or construed to be, either joint or joint and several.

2.2 Venture Purpose. The purpose of the Venture shall be strictly limited to:

(a) Securing, re-entering, re-establishing, re-opening, managing, cultivating, drilling and operating the Gulf-Baker 83 #1 Well, the Sibley 84 #1 Well, and the Sibley 84 #2 Well on that certain real property located in the West Gomez oil and gas fields in Pecos County, Texas (the "Property") described in the Purchase and Participation Agreement ("Lease Agreement") set forth as "Exhibit A" attached hereto and incorporated herein for all purposes;

(b) Any other such business that may be agreed by the Venturers.

(c) Taking all such actions incidental to the foregoing as the Venturers shall determine.

2.3 Other Ventures. Except as restricted or prohibited by the provisions of this Agreement, each Venturer may engage in other businesses or acquire other investments without any accountability to the Venture or the other Venturers; provided, however, that any such other businesses and investments do not interfere with the Venturer's performance of its obligations under this Agreement.

2.4 Representations and Warranties. Each Venturer represents and warrants to the other Venturers that neither the entering into this Agreement nor the undertaking of the transactions contemplated herein shall constitute a default under any other agreement to which the Venturer is bound.

Each Venturer represents and warrants to the Venture and to the other Venturers that (a) if that Venturer is a corporation, it is duly organized, validly existing, and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a corporation in the jurisdiction of its principal place of business (if not incorporated therein) and if a general partner, in the State of Texas, (b) if the Venturer is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the laws of the state of its formation, and if required by law is duly authorized to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein) and if a general partner, in the State of Texas, and the representations and

warranties in clauses (a) or (b), as applicable, are true and correct with respect to each partner (other than the limited partners), trustee, or other members thereof, (c) the Venturer has full power and authority to enter into this Agreement and to perform its obligations hereunder and all necessary actions by the directors, managers, shareholders, members, partners, trustees, beneficiaries, or other persons necessary for the due authorization, execution, delivery, and performance of this Agreement by the Venturer have been duly taken, (d) the Venturer has duly executed and delivered this Agreement, and (e) the Venturer's authorization, execution, delivery, and performance of this Agreement does not conflict with any other agreement or arrangement to which that Partner is a party or by which it is bound.

ARTICLE III.
TERM OF THE VENTURE

3.1 Term. The Venture shall begin on the date of this Agreement and shall continue its existence until its business and affairs are wound up following an act or event specified as causing dissolution in this Agreement or by law.

3.2 Dissolution. The following acts or events shall cause the dissolution of the Venture:

(a) Agreement of the Venturers to dissolve the Venture; or

(b) The purchase of every Venturer's interest by one Venturer; or

(c) The sale or other disposition of all or substantially all of the assets of the Venture; or

(d) The exercise of any right to dissolve pursuant to the provisions of Paragraph 10.2 below; or

(e) The expiration or termination of the Lease Agreement (further defined in Paragraph 4.6(a) below), provided however such expiration or termination was not caused intentionally or by the neglect of the Managing Venturer or Operator to preserve the Lease Agreement. If the expiration or termination of the Lease Agreement was caused intentionally or by the neglect of the Managing Venturer or Operator, and if the Managing Venturer and/or Operator or any of their principals, agents, officers or employees are involved in any future lease involving any area covered by the Lease Agreement, the Venturers shall be allowed to participate at the same level as in the Venture; or

(f) The date of voluntary withdrawal by that certain number of Venturers, which leaves only one remaining Venturer, any time after the expiration of the first fifteen (15) years of the term of the Venture upon six (6) months prior written notice to the other Venturers.

ARTICLE IV.
<u>CONTRIBUTION OF VENTURERS</u>

4.1 Initial Contributions. Each Venturer does hereby agree to initially contribute to the Partnership that sum of capital as stated herein below:

(a) The Original Joint Venturer shall contribute capital to the Venture in those certain amounts as described below:

(i) Trius Energy, LLC shall contribute Two Million Four Hundred Thousand and 00/100 dollars ($2,400,000.00) to the capital of the Venture.

(b) Subsequent to the execution of this Agreement, the Managing Venturer shall be authorized to sell units of ownership interest to persons or entities in exchange for cash capital contributions in the aggregate amount of Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00). The persons or entities that purchase the aforementioned units of ownership interest are herein referred to as the "Additional Joint Venturers" and sometimes individually as "Additional Joint Venturer." If less than Four Million Eight Hundred Thousand and 00/100 Dollars ($4,800,000.00) is required to finance the initial operations of the Venture, then the Percentage Interests per unit owned by all the Venturers shall be recalculated to reflect the lesser amount required, with the Original Joint Venturers being allocated all remaining Percentage Interests of the Venture on a pro rata basis.

4.2 Future Contributions. To the extent that the Venture shall require additional funds to meet its operating needs or expenses which have not been anticipated and for which funds are not available to the Venture through its operations, the Managing Venturer shall provide the Venturers with written notice of a call for such additional funds. In connection with such written notice, the Managing Venturer shall provide a description of how such funds are to be used in connection with the business of the Venture. Upon their receipt of such written notice, for a period of thirty (30) days, the Venturers shall have the option, but not the obligation, to contribute additional sums to the Venture as additional capital to cover such cash calls ("Optional Capital Contribution"), at which time the respective Percentage Interests of the Venturers shall be adjusted accordingly. Amounts contributed under this Paragraph 4.2 shall be added to the respective capital accounts of the Venturers on the books of the Venture. The Managing Venturer shall not make such a call for additional funds if such funds are to be used to cover expenses or needs associated with the testing, drilling, entering, establishing, opening, and/or attempted completion of the well located on the Property. Any additional costs up to an attempted completion of the well located on the

Property shall be borne by the proceeds of the Offering, the Managing Venturer, and/or a "turnkey" contractor, if such contractor was retained by the Venture.

4.3 Capital Accounts. An individual capital account shall be established and maintained for each Venturer. No Venturer shall be entitled to interest on its capital contributions, to withdraw any part of its capital account, or to receive any distribution from the Venture, except as specifically provided in this Agreement.

Each Venturer shall have a capital account which shall be increased or decreased in accordance with the following provisions:

(a) The capital account of each Venturer shall be increased by (i) the cash capital contributions to the Venture made by such Venturer after the initial capital contribution referenced above and the agreed fair market value (net of related, outstanding liabilities) of any other property contributed to the Venture by such Venturer after the initial capital contribution referenced above; and (ii) the amount of Venture income and gains (or items thereof) allocated to such Venturer pursuant to Article V below including any Venture income and gain exempt from tax.

(b) The capital account of each Venturer shall be decreased by (i) the amount of Venture expenses, deductions, and losses allocated to such Venturer pursuant to Article V below including any nondeductible, non-capital expenditures of the Venture described in Section 705(a)(2)(B) of the Internal Revenue Code, as amended (the "Code"), and the U.S. Treasury Regulations thereunder as the same may be amended hereafter, and (ii) all cash distributions from the Venture to such Venturer and the agreed fair market value (net of related, outstanding liabilities) of any other property distributed from the Venture to such Venturer pursuant to this Agreement.

Notwithstanding anything to the contrary contained herein, the capital account of each Venturer shall be determined in all events solely in accordance with the rules set forth in United States Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised hereafter.

4.4 Financing. No Venturer shall ever have to personally guarantee, nor be personally liable for, any agreed upon Venture loan, other than as set forth in Paragraph 4.5, or to take any such other action as may be required, reasonably or otherwise by any such third party lender for this loan to the Venture. Any and all third party lenders who make a loan or otherwise extend credit to the Venture shall clearly and definitively indemnify, shield, and hold harmless every Venturer from personal liability other than as set forth in Paragraph 4.5. In the event a Venturer is required to perform under a personal guarantee to this third party lender, as set forth in Paragraph 4.5, then the other Venturers, and the Venture, agree to

indemnify such Venturer from liability, costs, expenses and claims under its personal guaranty to the extent of the indemnifying Venturer's ownership percentage set forth in this Agreement or other Venture documents. No Venturer shall be required to make loans to the Venture.

4.5 Security Interest. Each Venturer hereby grants to the Venture a lien on the Venturer's interest in the Venture to secure payment of any and all contributions, financing as described in Paragraph 4.4, and the performance of any and all obligations required hereunder. The rights under such lien may be exercised by the Managing Venturer on behalf of the Venture. This document shall be deemed to be a security agreement under the laws of the State of Texas, for the purpose of establishing the rights of the parties with respect to the lien herein contained, and in the event of any foreclosure of this lien, the same shall be in compliance with the Uniform Commercial Code as adopted in the State of Texas.

4.6 Venture Agreements. The Managing Venturer shall:

(a) Enter into, or otherwise, cause to be assigned and accept the assignment of that certain Purchase and Participation Agreement from Trius Energy, LLC to the Venture (the "Lease Agreement") in form and substance as set forth in "Exhibit A" attached hereto and incorporated herein for all purposes;

4.7 Loans or Advances Not Contributions. Loans by any Venturer to the Venture shall not be considered contributions to the capital of the Venture and shall not increase the capital account of the lending Venturer.

4.8 No Return and No Interest. Except as otherwise provided herein, no Venturer shall be entitled to a return of its capital contributions to the Venture or interest thereon but shall look solely to any distributions from the Venture upon dissolution, liquidation and termination of the Venture as provided in this Agreement.

4.9 Liability of Venturers. The Venturers shall be personally liable for any of the debts and liabilities of the Venture except as otherwise provided by the Texas Business Organizations Code or other laws of the State of Texas.

4.10 No Priorities. Except as otherwise specifically provided in this Agreement, no Venturers shall have any priority or preference over any other Venturer with respect to distributions from the Venture.

ARTICLE V.
PROFITS - LOSSES - LIABILITIES

5.1 Interest of Each Venturer. The Venture shall initially be owned by the Venturers in the percentage interests (the "Percentage Interests") set forth below:

ORIGINAL JOINT VENTURER

Trius Energy, LLC	33.3334%

ADDITIONAL JOINT VENTURERS

To be determined	66.6666%
	100.0000%

Except as otherwise provided herein, for Venture accounting and Federal and state tax purposes, the items of Venture income, expenses, gains, losses, deductions, credits, and any other tax attributes during each Venture fiscal year or a portion thereof shall be allocated and credited or charged to the Venturers according to their respective Percentage Interests in the Venture.

Venture expenses shall include all costs incurred in the formation of the Venture and all other expenses and costs incurred in operating the business and other activities of the Venture, and in otherwise conducting the affairs of the Venture. No Venturer shall have any right to compensation solely by reason of its contribution to the Venture, except to share in the net profits of the Venture according to their respective Percentage Interests in the Venture.

5.2 Determination of Distribution of Proceeds from Venture Operations. The Managing Venturer shall determine the amount of the distributions of cash and/or other property to be made by the Venture to the Venturers quarterly and the distribution shall be paid in accordance with the provisions for the distribution of Available Cash Flow. Any distributions made in the form of property which is other than cash shall be deemed to have that value determined by the Managing Venturer in its sole discretion, reasonably applied. In the event a Venturer alleges that the value placed on such property is too great or too low, he, she or it may require the Venture to obtain an appraisal of such value, which appraisal shall be carried out at the expense of that Venturer. Distributions shall be made at the discretion of the Managing Venturer, provided, however, that the presumption shall be that all Available Cash Flow shall be distributed at least quarterly, in the absence of compelling reasons to the contrary.

The term "Available Cash Flow" shall mean all cash of the Venture on hand or in banks at the end of each quarter after the Cash Reserves of the Venture have been satisfied as determined by the Managing Venturer.

The term "Cash Reserves" shall mean that amount necessary in the discretion of the

Managing Venturer to account for the usual and ordinary operating expenses to be incurred by the Venture or cash calls to be made on the Venture in connection with its operations, in the accomplishment of its purpose for which cash to make such payments may not be generated by the Venture's operations or available borrowing before its due date including but not limited to:

(a) Operating and administrative costs expensed during the quarter;

(b) Principal and interest paid on Venture unpaid loans, whether to Venturers or otherwise, or other debts or liabilities during the quarter; and

(c) Reasonable sums set aside for reserves during the quarter for anticipated payments of Venture expenses in future periods, including, without limitation, reserves for purchases of equipment, taxes, insurance, repair, maintenance, additions and capital improvements or as otherwise required by creditors of the Venture. Depreciation deductions and payments made out of reserves shall not be treated as operating expenses for the applicable quarter.

Available Cash Flow, except where distributed in connection with the sale, lease, termination, liquidation, refinancing or other disposition of substantially all of the Venture's property, when distributed, will be paid, on or before the thirtieth (30th) day following the last day of each fiscal quarter, to the Venturers as follows:

(a) First, the pro rata repayment of the capital contributions to the Venture made by the Venturers; and

(b) Second, to the Venturers in accordance with their respective Percentage Interests in the Venture.

5.3 Distribution of Proceeds from the Sale, Lease, Disposition or Refinancing of Substantially All of the Venture Property. Available Cash Flow, where distributed in connection with the sale, lease, termination, liquidation, refinancing or other disposition of substantially all of the Venture's property, shall be distributed as expeditiously as possible and applied in the following order of priority:

(a) First, to the payment of debts and liabilities of the Venture presently due and owing, other than loans or debts and liabilities of the Venture to the Venturers;

(b) Second, to the payment of any unrepaid loans or other debts or liabilities of the Venture to a Venturer;

(c) Third, to the setting up of any reserves that the Managing Venturer deems reasonably necessary for contingent or unforeseen liabilities or obligations of the Venture arising out of or in connection with, the business of the Venture;

(d) Fourth, to the pro rata repayment of the capital contributions to the Venture made by the Venturers; and

(e) Finally, the balance of such proceeds, if any, shall be distributed to the Venturers in accordance with their respective Percentage Interests in the Venture.

ARTICLE VI.
OWNERSHIP OF VENTURE PROPERTY

6.1 All property acquired by the Venture shall be owned by the Venture, in the name of the Venture, and beneficially owned by the Venturers in the percentages of each Venturer, such ownership being subject to the other terms and provisions of this Agreement. The Venturers agree that the assets of the Venture are not and will not be suitable for partition, and that all such assets should be dealt with as a single, integral unit. Accordingly, the Venturers hereby irrevocably waive any and all rights that either may have to maintain any action for partition of any of the assets with respect to their individual interest therein, either as a partition in kind or a partition by sale.

ARTICLE VII.
FISCAL MATTERS

7.1 Accounting. The Managing Venturer shall cause to be maintained at the Venture's expense full and accurate books of the Venture, showing all receipts and expenditures, assets, liabilities, profits and losses, and all other records necessary for recording the Venture's business and affairs in accordance with generally accepted accounting principles and practices, consistently applied. The books of the Venture shall be kept on the cash method. Each Venturer and its duly authorized representatives shall at all times during regular business hours have access to and may inspect and copy any of such books and records. The fees and expenses for this accounting shall be subject to the mutual approval of the Venturers.

7.2 Fiscal Year. The fiscal year of the Venture shall be the calendar year.

7.3 Accounting Practices. All decisions as to accounting matters shall be made by the Managing Venturer.

7.4 Venture Accounts. All funds of the Venture shall be deposited in the name of the Venture in an account or accounts maintained at a national or state bank designated by the Managing Venturer. Checks shall be drawn upon the Venture account or accounts only for purposes of

the Venture and shall be signed by the Managing Venturer or other agents of the Venture approved by the Managing Venturer, subject to whatever limitations may be established from time to time by the Venturers. The Managing Venturer shall use its best efforts to not allow the balance of cash funds in any Venture bank account to exceed the maximum Federally insured amount in effect from time to time.

7.5 Tax Matters Venturer. The Managing Venturer shall be the "tax matters partner" or "tax matters Venturer" of the Venture pursuant to Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended (the "Code"). The Managing Venturer shall take such action as may be necessary to cause the other Venturers to become "notice partners" within the meaning of Section 6223 of the Code. The Managing Venturer shall inform the other Venturers of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof on or before the fifth (5th) business day after becoming aware thereof and within that time, shall forward to the other Venturers copies of all significant written communications it may receive in such capacity. The Managing Venturer may not take any action contemplated by Sections 6222 through 6232 of the Code without the prior written consent of a majority of the Venturers, including the Managing Venturer.

7.6 Tax Return. All tax returns and statements which must be filed on behalf of the Venture with any taxing authority shall be prepared by the certified public accountant for the Venture. Copies of all tax returns of the Venture shall be available for review by each of the Venturers at least thirty (30) calendar days prior to the statutory date for filing, including extensions thereof. The Managing Venturer shall use its best efforts to deliver all requisite income tax information to the Venturers within seventy-five (75) days after the end of the Venture's taxable year. The Managing Venturer shall also timely deliver to the Venturers copies of all income tax returns of the Venture. The Managing Venturer shall, from time to time, make such Federal income tax elections for the Venture as it deems necessary or desirable to carry out the business of the Venture or the purposes of this Agreement. Notwithstanding the preceding sentence, it is expressly provided that upon the transfer of an interest in the Venture or in the event of a distribution of Venture property, the Venture may elect, pursuant to the Code, to adjust the basis of the Venture property as allowed under the Code. Any transferor or transferee of an interest in the Venture shall have the right to require the exercise of an election under this Section 7.6 if such election would increase the Venture's basis in any of its assets.

7.7 Allocation of Profits or Losses. Except as otherwise provided in this Agreement, any allocation to a Venturer of a proportion of the net profits or net losses of the Venture shall be an allocation of a proportionate part of each item of income, gain, loss, deduction or credit that is earned, realized or available by or to the Venture for federal income tax purposes, in the profit and loss ratios in accordance with each Venturer's respective Percentage Interest in the Venture. Each Venturer shall pay any and all taxes, levies, imports and other governmental charges imposed upon such Venturer's share of the profits and losses of the

Venture, and each Venturer shall indemnify and hold harmless the other Venturers from and against any liability for such charges.

7.8 Reports. Promptly after the close of each calendar quarter during the term of this Agreement, the Managing Venturer shall cause to be prepared and furnished to each Venturer an unaudited statement showing the income or loss of the Venture for the calendar quarter and its balance sheet as of the end of the said quarter. Promptly after the close of each fiscal year of the Venture, the Managing Venturer shall cause to be prepared and furnished to each Venturer a statement of income and loss for the fiscal year and a balance sheet as of the end of the fiscal year, as provided in this Agreement.

ARTICLE VIII.
MANAGEMENT OF VENTURE AFFAIRS

8.1 Management. Management and control of the Venture and its affairs and business shall be in the Venturers, who shall at all times have equal rights in the management and conduct of the Venture. In order to simplify the operations of the Venture, the Venturers hereby designate TRIUS ENERGY, LLC, a Texas limited liability company, as Managing Venturer. The Venturers hereby delegate to the Managing Venturer the responsibility for the day-to-day management of the Venture. Subject to the conditions and limitations contained in Paragraphs 8.2 and 8.3 below and elsewhere in this Agreement, the Managing Venturer shall have the exclusive right and power to manage and carry on the business of the Venture and is hereby authorized to take any action necessary to carry out the purposes of the Venture. No person, firm, or governmental body dealing with the Venture shall be required to inquire into, or to obtain any other documentation as to, the authority of the Managing Venturer to take any such action permitted under this Agreement. The Managing Venturer is authorized to do any and all things and to execute any and all documents, instruments and agreements necessary or expedient to carry out and effectuate the purposes of the parties as expressed in this Agreement. All business arrangements entered into shall be upon such terms and conditions as generally would be characteristic of a businessman in similar circumstances exercising prudent and sound business judgment. The Managing Venturer shall devote such attention and business capacity to the affairs of the Venture as may be reasonably necessary for the efficient fulfillment of the purposes of the Venture. The Managing Venturer shall be accountable to the Venture as a fiduciary and consequently shall be required to conduct the affairs of the Venture in good faith and with regard to the best interests of the Venture.

8.2 Specific Powers and Duties. Subject to and in accordance with the provisions of this Agreement, the Managing Venturer shall use its best efforts and due diligence, in addition to the other actions required of the Managing Venturer under this Agreement, to perform the following for, and on behalf of, and at the expense of the Venture:

(a) Enter into the Lease Agreement, or accept the Assignment of the Lease Agreement, as the case may be;

(b) Cause the Venture to fully perform its obligations under the Lease Agreement;

(c) Prepare, enter into, negotiate, execute, and deliver any and all contracts, agreements, certificates, applications, and other documents and instruments reasonably required or necessary for the Venture to conduct its business activities and to pursue and accomplish the purposes of the Venture set forth in this Agreement, provided, however, such contractual obligations are consistent with current operating budgets as approved by the Venturers;

(d) Execute drafts, debit memos or checks against the Partnership's bank account for the day-to-day operating expenses of the Venture, and pay all debts and other ordinary and necessary operational costs and expenses incident to the affairs of the Venture;

(e) Pay all ad valorem taxes, assessments and other impositions applicable to the property of the Venture;

(f) Contract for and purchase insurance against all risks and hazards reasonably related to the property and to the business of the Venture, as may be agreed by the Venturers (all policies of insurance shall name both Venturers as named insureds as their respective interests may appear and shall waive rights of subrogation);

(g) Exercise due diligence to keep and maintain the property of the Venture;

(h) Give and receive such notices as are necessary or advisable with respect to the Venture;

(i) Make distributions as provided for under this Agreement;

(j) Exercise all other reasonable and necessary functions and duties as may from time to time be required to carry on the business of the Venture;

(k) Comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all state, and municipal governments, courts, departments, commissions and offices in the conduct of the activities of the Venture;

(l) Manage the Venture and employ the services of third parties to assist in the same;

(m) Supervise the operation of the business and other activities of the Venture;

(n) Retain and direct consultants, attorneys, accountants, or other persons performing professional services on behalf of the Venture;

(o) Perform any other duties contemplated by this Agreement and make all other routine day-to-day management decisions common to the operation of a joint venture or business of this type;

(p) Make any distribution or payment to the Venturers;

(q) Enter into any transaction between the Venture and any Venturer, its shareholders, directors, officers, or employees or with any legal entity in which any such person may have a material financial interest, direct or indirect;

(r) Make or undertake, or cause to be made or undertaken, any press releases, interviews, public disclosures or marketing activities of any kind regarding this Agreement, the business of the Venture, and/or the assets of the Venture; or

(s) Hire, fire or change the duties or compensation of any employee, contractor or agent.

8.3 Restriction on Authority. Neither the Managing Venturer, nor any other Venturer, shall have any authority with respect to the Venture and this Agreement to do any of the following without the majority consent of all the Venturers:

(a) Do any act in contravention of this Agreement;

(b) Do any act which would make it impossible to carry on the business of the Venture;

(c) Possess Venture property or assign the right of the Venture or its Venturers in specific Venture property for other than a Venture purpose; and

(d) Do any of the following:

(1) Confess a judgment; or

(2) Sell or exchange any material asset of the Venture having a fair market value in excess of $500,000.00 other than in the ordinary-course of business; or

(3) Make or incur any indebtedness, business transaction or financial commitment involving an amount in excess of the amounts budgeted for such expenditure by the Venturers;

8.4 Venturer's Liability. Any Venturer who acts outside the scope of such Venturer's authority shall be personally liable to the Venture and to the other Venturers for any liabilities incurred by the Venture by reason of such action. Except as specifically provided for in this Agreement, none of the Venturers, nor any person, corporation or business entity controlled by or related to either of the Venturers, shall be entitled to receive, directly or indirectly, any

compensation or any other payment from or on account of or in connection with the performance of any of the duties or services to be performed by the Venturers under this Agreement, and none of such parties shall be entitled to receive reimbursement for overhead costs or similar indirect expenses relating to the services performed by them.

8.5 Meetings of the Venturers. The Venturers shall hold regular annual meetings at such times and places to be selected by the Managing Venturer. Venturers may waive notice of or attendance at any meeting of the Venturers, and may attend by telephone or any other electronic communication device or may execute a signed written consent. At such meeting, the Venturers shall transact such business as may properly be brought before the meeting. The Venturers shall keep regular minutes of all their proceedings. The minutes shall be placed in the minute book of the Venture.

8.6 Action Without a Meeting. Any action required by statute or by this Agreement to be taken at a meeting of the Venturers, or any action which may be taken at a meeting of the Venturers, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Venturers entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Venturers. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Venture.

8.7 Indemnification of the Venturers. No Venturer shall be liable or accountable to the Venture or the other Venturer for, and each Venturer shall be indemnified and held harmless by the Venture from and against, any and all claims, demands, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Venturer's management of the Venture's affairs, except where the claim at issue is based upon the negligence, willful misconduct, fraud or bad faith of the Venturer, or the material breach by the Venturer of any provision of this Agreement. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and recourses of the Venturer, whether pursuant to this Agreement, at law or in equity.

8.8 Liability and Indemnification of the Managing Venturer.

(a) Neither the Managing Venturer nor any of its members, managers, officers, directors, employees or agents shall be liable, responsible or accountable to the Venture or the other Venturers in damages or otherwise for any act or omission performed or omitted by such Managing Venturer in connection with its acts carried out on behalf of the Venture SPECIFICALLY INCLUDING SUCH MANAGING VENTURER'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, provided, however, the Managing Venturer or any of its members, managers, officers, directors, employees or agents shall be liable for fraud, willful misconduct, or gross negligence committed by such Managing Venturer toward the Venture.

(b) The Venture shall and does hereby indemnify and save harmless the Managing Venturer, and each of its members, managers, officers, directors, agents, or employees from any loss, damage, claim or liability, including but not limited to reasonable attorneys' fees and expenses, that they may incur by reason of any act, or failure to act, performed by such Managing Venturer on behalf of the Venture in the furtherance of the Venture's interest to the full extent a Joint Venture may indemnify such Managing Venturer and its members, managers, officers, directors, agents or employees under the terms of the Texas Business Organizations Code (or any successor provision); provided, however, in no event shall the Venture indemnify the Managing Venturer or its members, managers, officers, directors, agents, or employees for the Managing Venturer's or its member's, manager's, officer's, director's, agent's or employee's respective act of fraud, willful misconduct, or gross negligence. It is the express intent of this Paragraph 8.8 to provide an indemnity to the Managing Venturer and its managers, members, officers, directors, employees and agents for their acts or omissions of negligence or comparative, contributory negligence or similar liability SPECIFICALLY INCLUDING THE INDEMNIFIED PERSON'S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

8.9 Power of Attorney. By the execution of this Agreement, each Venturer irrevocably appoints the Managing Venturer its true and lawful attorney in fact and agent with full power and authority to act in its name and place in executing, filing and recording (a) any assumed business name certificates or other documents required to be filed pursuant to the Texas Business and Commerce Code or any other required governmental filings, and (b) any amendments to or the cancellation of any formation documents that may be filed as a result of an amendment to this Agreement, or the final dissolution and winding up of the Venture. This power of attorney is coupled with an interest, is irrevocable, survives the incompetence or legal disability of the Venturer, and is binding on any assignee or transferee of all or part of the Venturer's Percentage Interest hereunder.

8.10 Withdrawal, Bankruptcy, Dissolution, Etc. of the Managing Venturer. The Managing Venturer shall have the right or power to withdraw as the Managing Venturer of the Venture. However, the Managing Venturer agrees that it will not resign as the Managing Venturer unless it is with good cause (including, but not limited to voluntary or involuntary bankruptcy). Such withdrawal as Managing Venturer shall not signify a relinquishment or forfeiture of its financial interest in the Venture.

8.11 Removal of the Managing Venturer. The Managing Venturer may be removed with the written consent of Venturers holding ninety-five percent (95%) of the Percentage Interests held by all Venturers. The Venturers requesting such removal shall provide the Managing Venturer with sixty (60) days prior written notice of their election to remove the Managing Venturer. At the time of removal of the Managing Venturer, a new Managing Venturer shall be elected at a special meeting of the Venturers.

ARTICLE IX.
RESTRICTIONS ON TRANSFERS

9.1 Prohibition Against Transfer. Except as otherwise herein provided, no Venturer may sell, assign, transfer, encumber or otherwise dispose of (either voluntarily or by operation of law) any interest in the Venture or Venture property without the prior written consent of the other Venturers and shall not pass title to said interest or property in the absence of such consent, and any such prohibited transfer, if made, shall be void and without force or effect and any attempt by a Venturer to dispose of its interests in violation of this prohibition shall constitute a material default hereunder, subject to Paragraph 10.2 and Paragraph 13.1 below.

9.2 Limitation on Transferability. Notwithstanding Paragraph 9.1, no Venturer shall be allowed sell or otherwise dispose of an interest in the Venture unless said transfer is registered or exempt from registration under the Securities Act of 1933 and all applicable state securities laws. The Managing Venturer may require a Venturer who desires to transfer its interest to deliver an opinion of counsel satisfactory to the Managing Venturer that such transfer does not violate any federal or state securities laws.

ARTICLE X.
DEFAULT BY A VENTURER

10.1 Events of Default. The following events shall be events of default by a Venturer:

(a) Failure of a Venturer to make when due any contribution or advance required to be made under the terms of this Agreement and the continuance of such failure for a period of ten (10) calendar days after written notice thereof from the Managing Venturer;

(b) Violation of any of the other provisions of this Agreement and failure to remedy or cure such violation within fifteen (15) calendar days after written notice of such violation from the Managing Venturer;

(c) The making of an assignment for the benefit of creditors or the voluntary filing of a petition under any section or chapter of the Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof;

(d) Adjudication of a Venturer as a bankrupt or insolvent in proceedings filed against the Venturer under any section or chapter of the Bankruptcy Act, as amended, or under any similar law or statute of the United States, or any state thereof without further possibility of appeal or review; or

(e) The appointment of a receiver for all or substantially all of the assets of a Venturer and the failure to have such receiver discharged within thirty (30) calendar days after appointment.

For purposes of this Paragraph 10, the term "Defaulting Venturer" shall mean a Venturer whose action, or inaction, has proximately caused an event described in Paragraph 10.1, and the term "non-Defaulting Venturer" shall mean the Venturer(s), as the case may be, who are not the Defaulting Venturer.

10.2 Default. In addition to any other remedies available under this Agreement or at law or in equity, upon the occurrence of an event of default of a Venturer, the Managing Venturer and the non-Defaulting Venturers shall have the right to dissolve the Venture, at their election, requiring a majority interest not including the Defaulting Venturer, which election may be made at any time within sixty (60) calendar days from the date of the Managing Venturer or non-Defaulting Venturers' written notice to the Defaulting Venturer if the default is under Paragraph 10.1(a) or (b) above or within sixty (60) calendar days from the date of receipt of actual knowledge of default by the Managing Venturer or non-Defaulting Venturers of any event of default under Paragraph 10.1(c), (d) or (e) above, upon giving the Defaulting Venturer thirty (30) calendar days written notice of such election (and provided such default is continuing on the date such notice is given).

In addition to any other remedies available under this Agreement or at law or in equity, upon the occurrence of an event of default of a Venturer, the non-Defaulting Venturers through the Managing Venturer shall have the option exercisable by written notice given from the Managing Venturer to such Defaulting Venturer (or its representative), at any time within sixty (60) calendar days from the date of receipt of actual knowledge of default by the non-Defaulting Venturers through the Managing Venturer of any event of default under Paragraph 10.1, to buy, and upon the exercise of such option, such Defaulting Venturer or its representative shall sell, his, her or its Percentage Interest in the Venture for an amount equal to the fair market value thereof determined by agreement by such Defaulting Venturer (or his, her or its representative) and the non-Defaulting Venturers through the Managing Venturer, provided, however, that if such Venturers shall not agree on such fair market value on or before thirty (30) days following the exercise of such option, any of such Venturers, by notice to the other, may require such determination to be made by an independent appraiser specified in such notice, but if on or before the tenth day following receipt, the Venturer receiving such notice shall object to such independent appraiser and such Venturers otherwise fail to agree on an independent appraiser, each such Venturer may petition the U.S. District Judge for the district in which a majority by value of the property and assets of the Venture are located then senior in service to designate such independent appraiser. The determination of such independent appraiser shall be final and binding on all parties. The cost of appraisal shall be borne equally by the Defaulting Venturer and the non-Defaulting Venturers that exercise the option. Unless such non-Defaulting Venturers and the Defaulting

Venturer agree otherwise, the fair market value shall be paid in cash at the closing of such sale.

10.3 Option to Assist Defaulting Venturer. If any Venturer shall default in making any additional capital contributions to the Venture required by this Agreement, the other Venturers may, without waiving claim for breach of this Agreement, and after written notice required under Paragraph 10.1 above, cure such default for the account of the Defaulting Venturer. The Venturer(s) curing such default shall treat the contribution as a loan to the Defaulting Venturer. The amount advanced by the contributing Venturer(s) on behalf of the Defaulting Venturer shall be a debt of the Defaulting Venturer to the contributing Venturer(s) bearing interest at the highest lawful rate and payable upon demand and said obligation of the Defaulting Venturer shall be secured by a lien upon the interest of the Defaulting Venturer in the Venture, which lien may be foreclosed by the Venturer(s) exercising this option to cure default. Thereafter, all payments and distributions of any kind from the Venture to the Defaulting Venturer shall be paid to the Venturer(s) who elected to treat a contribution as a loan, until such time as the principal and interest of the loan or loans are paid in full.

10.4 Foreclosure for Default. In the event a Venturer is in default under the terms of this Agreement, the lien provided for in Paragraph 4.5 above, at the option of the non-Defaulting Venturers, if they so elect, may be foreclosed.

10.5 Transfer by Attorney-in-Fact. Each Venturer hereby makes, constitutes and appoints the Managing Venturer as its attorney-in-fact in the event it becomes a Defaulting Venturer whose interest in the Venture has been foreclosed in the manner prescribed above. Upon such foreclosure, the non-Defaulting Venturer is authorized and allowed to execute and deliver a full assignment or other transfer of the Defaulting Venturer's interest in the Venture; and the non-Defaulting Venturers shall have no liability to any person in making such assignment or transfer.

No assignment or transfer of a Defaulting Venturer's interest as provided herein shall relieve the Defaulting Venturer from any personal liability for outstanding indebtedness, liabilities, liens, and obligations (which may be in excess of the Defaulting Venturer's interest in the assets of the Venture) relating to the Venture which may exist on the date of the assignment or transfer.

10.6 Additional Effects of Default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any amount due to the remaining Venturers hereunder or any damages accruing to them by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by the remaining Venturers of any violation or breach shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained and

forbearance by it to enforce one or more of the remedies herein provided upon in event of default shall not be deemed or construed to constitute a waiver of such default.

ARTICLE XI.
DISSOLUTION OF VENTURE

11.1 Liquidating Trustee. Upon dissolution, as specified in Paragraph 3.2 or elsewhere in this Agreement, the liquidating trustee shall proceed diligently to wind up the affairs of the Partnership and distribute its assets. The liquidating trustee shall be the Managing Venturer, unless the Managing Venturer is unable to serve as liquidating trustee or upon the dissolution of the Venture under Paragraph 3.2 (f) where the Managing Venturer ceases to be the Managing Venturer of the Venture, in which event the liquidating trustee shall be appointed by the Venturers holding seventy-five percent (75%) of the Percentage Interests held by all of the Venturers.

11.2 Accounting on Dissolution. Upon dissolution, the liquidating trustee shall make a proper written accounting of the Partnership's assets, liabilities, and operations through the last day of the month in which the dissolution occurs.

11.3 Liquidation and Termination. As expeditiously as possible but in no event later than one (1) year after the occurrence of an event of dissolution described in Paragraph 3.2 above, the liquidating trustee shall pay the liabilities of the Venture owing to persons other than Venturers and place in a cash escrow reserve fund for contingent liabilities an amount reviewed and approved by the Venture's accountant to be appropriate for such purpose. If necessary to effectuate the foregoing and the distributions in subparagraphs (a) through (d) inclusive of this Paragraph 11.3, the liquidating trustee shall sell sufficient assets of the Venture for cash. Then, all unallocated items of Venture income, gains, expenses, deductions, losses, credits, and other tax attributes shall be allocated to the Venturers pursuant to Article V above and the capital accounts of the Venturers shall be adjusted pursuant to Section 4.3 above. Any cash remaining after the above distributions, payments, and creation of the cash escrow reserve fund have been accomplished shall be distributed as follows:

(a) First, to the Venturers in payment of the unpaid principal balance and accrued interest of any loans they have made to the Venture in proportion to the unpaid amounts of any such loans;

(b) Second, to the Venturers ratably in accordance with their Optional Capital Contributions;

(c) Third, to the Venturers ratably in accordance with any positive balances then remaining in their capital accounts; and

(d) Last, to the Venturers in accordance with their respective Percentage Interests in the Venture.

All other assets of the Venture, if any remain after the sale of sufficient assets for cash to

make all the foregoing distributions and payments and to create the cash escrow reserve fund set forth above, shall be distributed to the Venturers in kind in accordance with their respective Percentage Interests in the Venture. If assets of the Venture are distributed to the Venturers pursuant to this paragraph, then the Venturers agree that the provisions of this Agreement contained in Article XIII shall continue to govern the relationship among the parties with respect to such assets and shall continue in effect so long as such assets are owned by any two or more of the Venturers. In such event each such Venturer shall be a tenant in common with the other co-owners and shall be obligated to pay its pro rata portion of the expenses and liabilities relating to such assets. At the time all distributions are made, the Venture shall terminate and each Venturer will execute, swear to, and acknowledge an Agreement of Dissolution of the Venture and a Certificate of Cancellation of the Venture.

ARTICLE XII.
THIRD PARTY PURCHASE

12.1 Third Party Purchaser. For purposes of these Paragraphs 12.1, 12.2 and 12.3 below, the term "Third Party Purchaser" shall mean:

(a) Any third party, entity, or individual who offers to purchase substantially all of the assets of the Joint Venture.

12.2 Bonafide Offer. If a "bonafide" offer for the purchase of the assets of the Venture is received from a Third Party Purchaser and is acceptable to the Managing Venturer, then the Managing Venturer shall immediately give notice to the other Venturers. Every Venturer shall have a period of thirty (30) days from receipt of notice of the "bonafide" offer to elect at its sole option to purchase the entire interest of the other Venturers for a price equal to the "bonafide" offer to be paid in cash. Should more than one Venturer elect to purchase the entire interest of the selling Venturer at a price equal to the "bonafide" offer to be paid in cash, then each accepting Venturer shall purchase a pro rata allocation of the selling Venturer's interest. The Managing Venturer may accept any "bonafide" offer, subject to the option herein described.

12.3 Notice. If any Venturer exercises the option described in Paragraph 12.2, that Venturer shall deliver written notice to the Managing Venturer of its intention to purchase the interest of the other Venturers within thirty (30) days of having received notice of the "bonafide" offer for the purchase of the assets of the Venture. The purchase of the interest shall be closed within sixty (60) days of receipt of notice.

ARTICLE XIII.
PURCHASE OR SALE BY VENTURER

13.1 Permitted Transfers by Venturers other than the Managing Venturer. Except as otherwise provided hereinbelow, any purported transfer of all or part of a Venturer's Percentage

Interest, other than the Managing Venturer shall require the prior written consent of the Managing Venturer and the Venturers holding seventy-five percent (75%) of the Percentage Interests held by all Venturers to be valid and effective.

Should a Venturer, other than the Managing Venturer, desire to transfer all or any part of his, her or its Percentage Interest, he, she or it shall first give written notice to the other Venturers which shall (a) state the intention to sell the Percentage Interest or a designated portion thereof, (b) state the price and terms of the proposed sale of the Percentage Interest or portion thereof, (c) disclose the name and identity of any third party from whom the Venturer has received an offer to purchase the Percentage Interest or a designated portion thereof, and (d) contain a copy of the written offer received from said third party. Such notice shall constitute an offer to sell to the other Venturers on the same terms and conditions, exercisable at anytime within fourteen (14) days after the delivery of such written notice to the other Venturers. Any time during the 14-day period after the delivery of such offer, the other Venturers shall have the prior right and option to purchase the Percentage Interest or designated portion thereof of the Venturer upon the terms and at the price set forth in the offer in such proportions as such purchasing Venturers agree among themselves or, in the absence of any such agreement, then in proportion to their respective Percentage Interests. The other Venturers shall give the Venturer written notice of whether they intend to exercise the option by the end of such 14-day period. The closing of the purchase of the Percentage Interest by the other Venturers shall be held within fourteen (14) days of the acceptance of the offer by such other Venturers. If the other Venturers notify the Venturer that they have decided not to exercise the option, or if the other Venturers fail to give the required notice within the 14-day period, the Venturer may consummate the sale of all or part or its Percentage Interest to the third party, but only upon the terms and at the price set forth in the offer from the third party. Such disposition must be made within thirty (30) days following the termination of the option herein to the other Venturers. Notwithstanding the foregoing verbiage of this paragraph, a Venturer's interest in the Venture shall at all times be owned (directly or indirectly) by and be assignable, in whole or in part, directly or indirectly, to (i) the family of the holder thereof (including children, grandchildren, great grandchildren and spouses) and /or (ii) trusts for the benefit of any person identified in (i) above and /or (iii) any entity owned by (i), (ii) or the original holder.

The Venture shall not recognize for any purpose any purported permitted transfer of all or part of a Percentage Interest under this Paragraph 13.1 and no such purported permitted transfer shall be valid and effective unless and until the following provisions have been satisfied: The Venturer making such transfer (or if such transfer is on account of the death, incapacity, dissolution, or liquidation of the transferor Venturer, such Venturer's personal or legal representative) and the transferee of such Venturer's Percentage Interest shall execute a document evidencing such transfer, the acceptance by the transferee of such transfer, the transferee's ratification of and agreement with all the terms and provisions of this Agreement, and an agreement by such transferee to perform and discharge timely all the obligations and liabilities of and with respect to the Percentage Interest or part thereof being transferred, and such document shall also include the notice address of such transferee and a

representation and warranty by both the transferor Venturer and the transferee that the transfer was made in accordance with all applicable laws and regulations (including securities laws). The Venturer or the permitted transferee or assignee shall pay all costs and expenses incurred by the Venture in connection with such transfer. Any permitted transferee or assignee shall become a substitute Venturer in the Venture and shall succeed to all rights and obligations as set out in this Agreement and the Texas Business Organizations Code. Such transferee or assignee shall take such Percentage Interest subject to all the provisions of this Agreement including without limitation the limitations on transferability herein imposed.

13.2 General Prohibition on the Managing Venturer. The Managing Venturer shall not sell, transfer, assign, or mortgage, pledge, hypothecate, or otherwise encumber or permit to suffer an encumbrance on any part of its Percentage Interest in the Venture, unless such sale, transfer, assignment, or encumbrance is approved in writing by Venturers holding a majority of the Percentage Interests, or it has resigned or been removed as the Managing Venturer.

ARTICLE XIV.
GENERAL PROVISIONS

14.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be delivered upon the third (3rd) day following the date deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the Venturers at the respective addresses set forth below or in the minute book of the Venture:

If to Trius Energy, LLC:

Trius Energy, LLC
Attn: Jeffrey S. Tyson
11615 Angus Road, Suite 211
Austin, Texas 78759

Notice given in any other manner shall be effective only if and when received by the Venturer to be notified. Any Venturer may change its address upon written notice delivered in accordance herewith.

14.2 Texas Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Texas.

14.3 Arbitration. In the event of any question, difference or dispute relating to the validity, construction, interpretation, obligations or performance of this Agreement, the Venturers shall use their reasonable efforts to settle such disputes. To this effect, they shall consult and negotiate with each other in good faith to reach a just and equitable solution mutually satisfactory to the parties. If they do not reach such solution within a period of thirty (30) calendar days, then the questions, differences or disputes, shall finally be settled by arbitration in accordance with the rules and provisions of the American Arbitration Association and this Paragraph 14.3.

Each of the Venturers hereby agrees to arbitrate in accordance with the then current rules and provisions of the American Arbitration Association any question, difference or dispute relating to the validity, construction, interpretation, obligations or performance of this Agreement. Disputes involving claims of $100,000.00 or less will be heard by one (1) arbitrator pursuant to the rules of the American Arbitration Association. If the dispute involves claims in excess of $100,000.00, the Venturer initiating the arbitration shall select one (1) neutral arbitrator, the Venturer or Venturers against whom claims are asserted shall select one (1) neutral arbitrator, and the arbitrators so selected shall select a third neutral arbitrator familiar with business transactions of the kind subject to this Agreement and be a licensed attorney admitted to the practice of law within the United States of America or a judge. Unless otherwise agreed by the parties, the arbitrators shall conduct discovery in accordance with the Texas Rules of Civil Procedure (the "Rules") and may order sanctions as contemplated in the Rules. In the event of breach of contract, breach of warranty, tort or otherwise, the Venturers agree that they shall be entitled only to actual damages as a result therefrom, together with attorneys' fees and arbitration and collection expenses. Furthermore, as a result of any loss hereunder, no Venturer shall be entitled to punitive/exemplary damages or consequential and incidental damages except for any sanctions awarded as contemplated in the Rules. Any such arbitration proceeding shall be held in Austin, Texas (unless otherwise mutually agreed). Every Venturer shall be entitled to be represented by legal counsel at these proceedings. The prevailing Venturer in such proceedings shall be entitled to recover its costs of the proceeding, including reasonable attorneys' fees. The decision through arbitration shall be final and every Venturer agrees that there shall be no appeal through the courts of either the State of Texas or the United States of America of the decisions through arbitration and such judgment may be enforced through any and all legal means available to the prevailing Venturer in arbitration through the courts of the State of Texas. All costs and attorneys' fees borne by the enforcing Venturer of the judgment shall be applied to the principal amount, if any, awarded in the judgment, together with interest, compounded per diem, upon the total amount(s) set forth in the judgment, if any, beginning as of the date of entry of the said judgment.

14.4 Other Instruments. The Venturers covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the Venture created by this Agreement.

14.5 Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

14.6 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns to the extent permitted by this Agreement.

14.7 Liberal Construction. This Agreement shall be liberally construed consistent with the declared purposes, intentions and methods herein contained.

14.8 Fees and Commissions. Each Venturer hereby represents and warrants to the other Venturers that there are no claims for brokerage, commissions, finder's or other similar fees in connection with the transactions covered by this Agreement insofar as such claims are based on arrangements or agreements made by or on its behalf; and each Venturer hereby agrees to indemnify and hold harmless the other Venturers from and against all liabilities, costs, damages, and expenses arising from any such claims.

14.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto relative to the formation of the Venture. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

14.10 Waiver. No consent or waiver, express or implied, by any Venturer to or of any breach or default by any other Venturer in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such Venturer hereunder. Failure on the part of any Venturer or the Venture to complain of any act or failure to act of any other Venturer or to declare any other Venturer in default, irrespective of how long such failure continues, shall not constitute a waiver of the Venture or such Venturer of its rights hereunder.

14.11 Severability. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.12 Gender. Wherever the context shall so require, all words herein in the neuter gender shall be deemed to include the male and female gender, all singular words shall include the plural, and all plural words shall include the singular.

14.13 Mergers and Conversions. The Managing Venturer may cause the Venture to merge with, or convert into, another entity, including a limited partnership, general partnership, corporation, limited liability company or other business entity, or enter into an agreement to do so, and the approval of the other Venturers shall not be required for the Managing Venturer to take such action. The above notwithstanding, in the event the Venture is to merge with, or convert into a different business entity, the Venturers shall be provided those rights which are extended to venturers under the terms of the Texas Business Organizations Code for conversions.

14.14 Prior Agreements Superseded. This Agreement supersedes any prior understandings, course of dealings, or written or oral agreements between the parties relating to the subject matter hereof.

EXECUTED as of the date and year first above written.

ORIGINAL JOINT VENTURER

TRIUS ENERGY, LLC
a Texas limited liability company

By: [signature]
Name: MICHAEL CAREY
Title: CEO

ADDITIONAL JOINT VENTURERS

Pantera Petroleum, Inc.
By: [signature]
Chris Metcalf
Name:

February 24, 2008

Name:

Name:

Name:

Name:

EXECUTED as of the date and year first above written.

ORIGINAL JOINT VENTURER

TRIUS ENERGY, LLC
a Texas limited liability company

By: ______________________
Name: MICHAEL CAREY
Title: COO

ADDITIONAL JOINT VENTURERS

____
Name:

____
Name:

____
Name:

____
Name:

____
Name:

EXHIBIT A

BLOCK 83 & 84 PROJECT, JV

Lease Agreement

LAKEHILLS PRODUCTION, INC.

3267 BEE CAVE ROAD
SUITE 107, PMB #512
AUSTIN, TX 78746

512-306-8620
FAX-306-8621

December 14, 2007

TRIUS ENERGY
ATTN: SCOTT TYSON
11615 ANGUS RD, STE 203
AUSTIN, TX 78759

RE: **PURCHASE AND PARTICIPATION AGREEMENT**
GOMEZ FIELD - SECTIONS 83 & 84 PROSPECT
BLOCK OW – CCSD&RGNG SURVEY
SECTION 83 – 640 ACRES
SECTION 84 – 662 ACRES
PECOS COUNTY, TEXAS

GENTLEMEN:

LAKEHILLS PRODUCTION, INC. (LAKEHILLS) AND TRIUS ENERGY (TRIUS) HEREBY ENTER INTO AN AGREEMENT WHEREBY LAKEHILLS WILL SELL AND ASSIGN CERTAIN INTERESTS TO TRIUS IN THE SUBJECT PROPERTY UNDER THE FOLLOWING TERMS AND CONDITIONS:

LAKEHILLS WILL SELL AND ASSIGN A 90% WORKING INTEREST TO TRIUS FOR A PRICE OF $600,000 (PROSPECT FEE), AND TRIUS AGREES TO FUND THE WORKOVER OF THE TWO SUBJECTS WELL PER THE ATTACHED RECOMMENDATION.

IT IS UNDERSTOOD UPON EXECUTION OF THIS AGREEMENT THAT TRIUS HEREBY AGREES TO PAY LAKEHILLS THE SUM OF $2500.00, AND THAT LAKEHILLS WILL TAKE THE PROSPECT OFF OF THE MARKET. TRIUS WILL THEN HAVE THIRTY (30) DAYS FROM THE DATE OF EXECUTION OF THIS AGREEMENT TO FUND THE PROSPECT FEE, AND AN ADDITIONAL THIRTY (30) DAYS TO FUND THE WORKOVER COSTS FOR THE FIRST OF THE TWO WELLS. AT THE COMPLETION OF THE FIRST WORKOVER, TRIUS WILL THEN FUND THE COSTS TO WORKOVER THE SECOND WORKOVER.

UPON FUNDING OF THIS PROSPECT, LAKEHILLS WILL EXECUTE AND ASSIGN TRIUS 90% WORKING INTEREST, THE SAME BEING A 67.50% REVENUE INTEREST IN AND TO THE PROPERTIES. HOWEVER, IF TRIUS

LAKEHILLS PRODUCTION, INC.

3267 BEE CAVE ROAD
SUITE 107, PMB #512
AUSTIN, TX 78746

512-306-8620
FAX-306-8621

FAILS TO FUND THE PROSPECT DESCRIBED ABOVE, THEN THIS AGREEMENT BECOMES NULL AND VOID, UNLESS EXTENDED BY AGREEMENT OF BOTH PARTIES.

LAKEHLLS WILL PREPARE AN ASSIGNMENT AND BILL OF SALE, AS WELL AS A JOINT OPERATING AGREEMENT, ACCEPTABLE TO TRIUS IN AND TO THE SUBJECT PROPERTIES, AND WILL FURNISH TRIUS WITH COPIES OF THE CURRENT OIL AND GAS LEASES CURRENTLY RECORDED ON THE PROPERTIES. LAKEHILLS WILL ALSO FURNISH TRIUS WITH ANY ADDITIONAL PRODUCTION, ENGINEERING, GEOLOGICAL AND LAND FILES WHICH TRIUS DEEMS PERTINENT TO PACKAGE THE PROPERTIES.

STRATCO OPERATING CO., INC. WILL REMAIN AS OPERATOR OF THE PROPERTY AND WILL CONDUCT AND SUPERVISE THE WORKOVER OPERATIONS AS PROPOSED.

IF THIS AGREEMENT MEETS WITH YOUR APPROVAL, PLEASE SIGN AND DATE IN THE SPACE PROVIDED BELOW.

RESPECTFULLY,

TOM STRATTON,
PRESIDENT

AGREED TO AND ACCEPTED THIS 14 DAY OF DECEMBER, 2007

TRIUS ENERGY

BY: [signature]

NAME: J. SCOTT TYSON

TITLE: PRESIDENT